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                      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

          AMENDMENT NO. 2 dated as of May , 2003 (the "Amendment") to the Deposit Agreement dated as of January 1, 1964, as amended and restated as of June 1, 1991, October 15, 1991, July 1, 1993 and September 12, 1996 and amended as of July 9, 2001 (as so amended, the "Deposit Agreement"), among Tubos de Acero de Mexico, S.A., a company organized under the laws of the United Mexican States (the "Company"), JPMorgan Chase Bank (f.k.a. Morgan Guaranty Trust Company of New York) as depositary (the "Depositary"), and all holders from time to time of American Depositary Receipts issued thereunder.

                              W I T N E S S E T H:

          WHEREAS, the Company and the Depositary entered into the Deposit Agreement for the purposes set forth therein; and

          WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and Receipts.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

     SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the





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terms "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as amended by this Amendment.

     SECTION 2.02. Section 6.02 of the Deposit Agreement. Section 6.02 of the Deposit Agreement is amended and restated in its entirety to read as follows:

               "Section 6.02. Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the Receipts by mailing notice of such termination to the record holders of all Receipts at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of Receipts entitled thereto which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the Receipts, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents."

     SECTION 2.03. Section 7.07 of the Deposit Agreement. The following is inserted into the Deposit Agreement as Section 7.07:

               "Section 7.07. Offer by Tenaris S.A. or an Affiliate thereof. If at any time after May 31, 2003, Tenaris S.A., a company organized under the laws of Luxembourg, or any affiliate thereof (collectively, the "Offeror"), makes anywhere in the United Mexican States or the United States one or more public tender or exchange offers or any other public transaction aimed at acquiring all or part of the Company's American Depositary Shares (such offer or other transaction, an "Offer"), each holder of Receipts outstanding on the expiration date for the Offer as set forth in the prospectus or other offering materials for the Offer (such date, as


                                       2





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          extended in accordance with applicable law, the "Offer Expiration
          Date") will be deemed to have authorized and instructed the Depositary to accept the Offer on its behalf and to tender into the Offer any and all of such holder's American Depositary Shares, and, unless otherwise instructed by the Company, the Depositary shall, subject to applicable law and the terms of the Offer, so tender such American Depositary Shares on behalf of such holder without any notice to, or action on the part of, the holders of Receipts, the Company or any other person or entity. In no event shall the provisions of this Section 7.07 impair the right of the holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby in accordance with Section 2.05.

               If the Depositary receives, on behalf of the holders of Receipts, any securities pursuant to the Offer (the "Exchange Securities") and either (i) the Exchange Securities have not been registered under the Securities Act of 1933 or (ii) the Depositary has not received an opinion of U.S. counsel to the Offeror in form reasonably acceptable to the Depositary to the effect that the Exchange Securities may be offered and sold in the United States without such registration, each holder of Receipts will be deemed to have authorized and instructed the Depositary to sell the Exchange Securities and distribute the net proceeds to the holders of Receipts entitled thereto in such manner as the Depositary deems fit, including, without limitation, requiring each holder of Receipts to surrender its Receipt in order to receive the payment to which it may be entitled.

               If (x) the Exchange Securities have been registered under the Securities Act of 1933 or the Depositary has received an opinion of U.S. counsel to the Offeror in form reasonably acceptable to the Depositary to the effect that the Exchange Securities may be offered and sold in the United States without such registration, and (y) the Exchange Securities are eligible for deposit into an American depositary receipt facility of the Offeror (the "Offeror ADR Facility"), each holder of Receipts will be deemed to have authorized and instructed the Depositary to deposit the Exchange Securities into the Offeror ADR Facility and instruct the depositary for the Offeror ADR Facility to execute and deliver to the Depositary American depositary shares representing such Exchange Securities to be issued under the Offeror ADR Facility (the "Offeror ADSs")

               Upon settlement of the Offer, after receipt by the Depositary of Offeror ADSs from the depositary for the Offeror


                                       3





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          ADR Facility, the Depositary will deliver Offeror ADSs to the holders of Receipts upon surrender of Receipts by such holders. It is hereby acknowledged that during the period beginning at the Offer Expiration Date until the time the Offeror ADSs are delivered to the Depositary pursuant to the settlement of the Offer, it will not be possible for the Depositary to deliver any Exchange Securities against surrender of Receipts. Cash in lieu of fractional Offeror ADSs, if any, will subsequently delivered by the Depositary."

                                   ARTICLE III

                        AMENDMENTS TO THE FORM OF RECEIPT

     SECTION 3.01. Amendments to the Form of Receipt. (a) Paragraph 2 of the form of Receipt set forth as Exhibit A to the Deposit Agreement is amended and restated in its entirety to read as follows:

               "(2) The Deposit Agreement. This American Depositary Receipt is one of a continuing issue provided by the Company for the convenience of its non-resident shareholders generally evidencing rights of similar tenor with respect to Stock deposited under, and all issued and to be issued upon the terms and conditions set forth in, the Deposit Agreement dated as of January 1, 1964, as amended and restated as of June 1, 1991, October 15, 1991, July 1, 1993 and September 12, 1996 as amended as of July 9, 2001 and May , 2003 (as further amended from time to time, herein called the Deposit Agreement), by and between the Company, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of any of such Stock and held thereunder (herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the main office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made."


                                       4





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     (b) Paragraph 19 of the form of Receipt set forth as Exhibit A to the
Deposit Agreement is amended and restated in its entirety to read as follows:

               "(19) Termination of Deposit Agreement. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the Receipts by mailing notice of such termination to the record holders of all Receipts at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of Receipts entitled thereto which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the Receipts, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents."

     SECTION 3.02. The following is inserted into the form of Receipt set forth as Exhibit A to the Deposit Agreement as paragraph (23).

               "(23) Offer by Tenaris S.A. or an Affiliate thereof. If at any time after May 31, 2003, Tenaris S.A., a company organized under the laws of Luxembourg, or any affiliate thereof (collectively, the "Offeror"), makes anywhere in the United Mexican States or the United States one or more public tender or exchange offers or any other public transaction aimed at acquiring all or part of the Company's American Depositary Shares (such offer or other transaction, an "Offer"), each holder of Receipts outstanding on the expiration date of the Offer as set forth in the prospectus or other offering materials for the Offer (such date, as extended in accordance with applicable law, the "Offer Expiration


                                       5





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          Date") will be deemed to have authorized and instructed the Depositary to accept the Offer on its behalf and to tender into the Offer any and all of such holder's American Depositary Shares , and, unless otherwise instructed by the Company, the Depositary shall, subject to applicable law and the terms of the Offer, so tender such American Depositary Shares on behalf of such holder without any notice to, or action on the part of, the holders of Receipts, the Company or any other person or entity. In no event shall the provisions of this
          Section 7.07 impair the right of the holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby in accordance with Section 2.05.

               If the Depositary receives, on behalf of the holders of Receipts, any securities pursuant to the Offer (the "Exchange Securities") and either (i) the Exchange Securities have not been registered under the Securities Act of 1933 or (ii) the Depositary has not received an opinion of U.S. counsel to the Offeror in form reasonably acceptable to the Depositary to the effect that the Exchange Securities may be offered and sold in the United States without such registration, each holder of Receipts will be deemed to have authorized and instructed the Depositary to sell the Exchange Securities and distribute the net proceeds to the holders of Receipts entitled thereto in such manner as the Depositary deems fit, including, without limitation, requiring each holder of Receipts to surrender its Receipt in order to receive the payment to which it may be entitled.

               If (x) the Exchange Securities have been registered under the Securities Act of 1933 or the Depositary has received an opinion of U.S. counsel to the Offeror in form reasonably acceptable to the Depositary to the effect that the Exchange Securities may be offered and sold in the United States without such registration, and (y) the Exchange Securities are eligible for deposit into an American depositary receipt facility of the Offeror (the "Offeror ADR Facility"), each holder of Receipts will be deemed to have authorized and instructed the Depositary to deposit the Exchange Securities into the Offeror ADR Facility and to instruct the depositary for the Offeror ADR Facility to execute and deliver to the Depositary American depositary shares representing such Exchange Securities to be issued under the Offeror ADR Facility (the "Offeror ADSs").

               Upon settlement of the Offer, after receipt by the Depositary of Offeror ADSs from the depositary for the Offeror ADR Facility, the Depositary will deliver Offeror ADSs to the


                                       6





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          holders of Receipts upon surrender of Receipts by such holders. It is hereby acknowledged that during the period beginning at the Offer Expiration Date until the time the Offeror ADSs are delivered to the Depositary pursuant to the settlement of the Offer, it will not be possible for the Depositary to deliver any Exchange Securities against surrender of Receipts. Cash in lieu of fractional Offeror ADSs, if any, will subsequently delivered by the Depositary."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties. The Company represents and warrants to the Depositary and the holders of Receipts that:

     (a) This Amendment, the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment, the Deposit Agreement or any other document furnished hereunder or thereunder in the United Mexican States, neither of such agreements need to be filed or recorded with any court or other authority in the United Mexican States, nor does any stamp or similar tax or governmental charge need to be paid in the United Mexican States on or in respect of such agreements; and

     (c) All of the information provided to the Depositary by the Company in connection with this Amendment is, to the best of its knowledge after due inquiry, true, accurate and correct.

                                    ARTICLE V


                                       7





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                                  MISCELLANEOUS

     SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the date (the "Effective Date") which is 30 days from the date in which notice of the amendments set forth herein are given to record holders of outstanding Receipts.

     SECTION 5.02. Consent by Continuing Holders. Every holder of an outstanding Receipt at the Effective Date shall be deemed, by continuing to hold such Receipt, to consent and agree to this Amendment and to the bound by the Deposit Agreement as amended hereby. In no event shall this Amendment impair the right of the holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

     SECTION 5.03. Outstanding Receipts. The Depositary shall not call in for exchange any Receipts issued prior to the Effective Date that do not reflect the changes to the form of Receipt effected hereby (as set forth in Exhibit A hereto). Such Receipts shall be deemed amended to reflect such changes without any action on the part of the holders of Receipts, the Company, the Depositary or any other person or entity.

     SECTION 5.04. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

     SECTION 5.05. GOVERNING LAW. THIS AMENDMENT SHALL BE INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THE PROVISIONS HEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. IT IS UNDERSTOOD THAT NOTWITHSTANDING ANY PRESENT OR FUTURE


                                       8





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PROVISION OF THE LAWS OF THE STATE OF NEW YORK, THE RIGHTS OF THE HOLDERS OF
STOCK, AND THE DUTIES AND OBLIGATIONS OF THE COMPANY IN RESPECT OF SUCH HOLDERS AS SUCH, SHALL BE GOVERNED BY THE LAWS OF THE UNITED MEXICAN STATES.

     Section 5.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Copies of this Amendment and the Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection at the principal office of the Depositary and main office of the Custodian by any record holder of the Receipt during business hours.


                                       9





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     IN WITNESS WHEREOF, the Company and the Depositary have caused this
Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                            Tubos de Acero de Mexico, S.A.


                                            By                                .
                                              ---------------------------------
                                            Name:
                                            Title:


                                            By                                .
                                              ---------------------------------
                                            Name:
                                            Title:


                                            JPMorgan Chase Bank


                                            By                                .
                                              ---------------------------------
                                            Name:
                                            Title:

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                                                                       EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                  For Stock of

                         TUBOS DE ACERO DE MEXICO, S.A.
           (Incorporated under the Laws of the United Mexican States)

No.                     __________American Depositary Shares

                                              (Each such share representing five
                                              shares of Stock, no par value)

          (1) JPMORGAN CHASE BANK, as Depositary (herein called the Depositary), hereby certifies that __________________ is the owner of _________ American Depositary Shares, each representing one share of the Common Stock, no par value (herein called "Stock"), of Tubos de Acero de Mexico, S.A., incorporated under the laws of the United Mexican States (herein called the "Company"). Each such American Depositary Share represents five shares of Stock at the date hereof, deposited at the main office of Banco Nacional de Mexico, S.A., Mexico, D.F., Mexico (herein called the "Custodian"), as agent of the Depositary. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement (hereinafter defined).

          (2) The Deposit Agreement. This American Depositary Receipt is one of a continuing issue provided by the Company for the convenience of its non-resident shareholders generally evidencing rights of similar tenor with respect to Stock deposited under, and all issued and to be issued upon the terms and conditions set forth in, the Deposit Agreement dated as of January 1, 1964, as amended and restated as of June 1, 1991, October 15, 1991, July 1, 1993 and September 12, 1996 as amended as of July 9, 2001 and May , 2003 (as further amended from time to time, herein called the Deposit Agreement), by and between the Company, the Depositary, and all holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of any of such Stock and held thereunder (herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the main office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

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          (3) Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt at the office of the Depositary in the City of New York or at such other offices as it may designate and upon payment of the fee of the Depositary provided in paragraph (10) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery, to him or upon his order, of the amount of Stock and any other Deposited Securities at the time represented hereby. Delivery of such Stock and other Deposited Securities may be made by the delivery of certificates to the holder hereof or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of the holder hereof, either at the main office of the Custodian or at the office of the Depositary, provided that the forwarding of Stock certificates or other Deposited Securities for such delivery in The City of New York shall be at the risk and expense of the holder hereof. Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this paragraph (3) or paragraphs (7), (9), (12), (15), (18) or (19). Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A.(l) of Form F-6 under the Securities Act of 1933.

          (4) Transfers of Receipts; Combinations and Split-ups. This Receipt is transferable on the books of the Depositary by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

          (5) Conditions to Execution and Delivery, Transfer, etc., of Receipts or Distribution or Sale of Dividends or Rights. As a condition precedent to the execution and delivery, transfer, split-up, combination or surrender of any Receipt or, subject to the last sentence of paragraph (3) of this Receipt, withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and registration fee with respect to Stock being deposited or withdrawn) and payment of any applicable fees as provided in paragraph (10) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement. Any person presenting Stock for deposit, or any holder of a Receipt, may be required from time to time to file such proof of citizenship or residence, exchange control approval relating to the Stock presented for deposit or other matters or other information and to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper. Subject to the last sentence of paragraph (3) of this Receipt, the Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          (6) Suspension of Delivery, Transfer, etc. The delivery of Receipts against

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deposits of Stock generally or against deposits of particular Stock may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or, subject to the last sentence of paragraph (3) of this Receipt, surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. The Depositary may issue Receipts against rights to receive shares of Stock from the Company, or any registrar, transfer agent, clearing agency or other entity recording share ownership or transactions. The Depositary may issue Receipts against other rights to receive Stock only if (x) such other Receipts are fully collateralized (marked to market daily) with cash or U.S. Government securities until such Stock is deposited,
(y) the applicant for such Receipts represents in writing that it owns such Stock, has assigned all beneficial right, title and interest in such Stock to the Depositary, and shall not dispose of such Stock other than in satisfaction of the pre-release (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of shares of Stock actually deposited. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights, including without limitation earnings on the collateral securing such rights. The Depositary will execute and deliver Receipts only in accordance with 2.03 of the Deposit Agreement and paragraphs (4), (5), (12) and (15). Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Stock required to be registered under the Securities Act of 1933, unless a registration statement is in effect as to such Stock. Neither the Depositary nor the Custodian shall lend Deposited Securities.

          (7) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby, until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the record holder hereof remaining liable for any deficiency.

          (8) Warranties as to Stock. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor is validly issued, fully paid and non-assessable, that the person making such deposit is duly authorized so to do and that such shares of Stock (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 and may be offered or sold in the United States in transactions that are exempt from registration under that Act or (B) have been registered under the Securities Act of 1933. The Company represents and warrants that the Stock issuable upon conversion of the Debentures pursuant to the Deposit Agreement and each certificate therefor will be validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of Stock or the issuance of Stock upon conversion, as the case may be, and the issuance of Receipts in respect thereof.

          (9) Amendment of Deposit Agreement. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

          (10) Charges of Depositary. The Company will pay the charges of the Depositary for receiving deposits of Stock and issuing Receipts therefor as to
(i) deposits of Stock issued as a dividend or free distribution to the record holders of Receipts entitled thereto, (ii) deposits by the Company of Stock issued upon conversion of the Debentures and (iii) deposits of Stock issued upon exercise of rights to subscribe for additional Stock made available to the record holders of Receipts entitled thereto. As to all other deposits of Stock, and as to all deliveries of Stock or other Deposited Securities upon surrender of Receipts, the Depositary will charge the party depositing Stock or surrendering Receipts $5 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipt delivered or surrendered, as the case may be. Additional charges and expenses of the Depositary (other than (a) stock transfer and other taxes and other governmental charges (which are payable by holders of Receipts or persons depositing Stock), (b) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Stock or holders of Receipts delivering Stock, Receipts or Deposited Securities (which are payable by such person or holder of Receipts), (c) transfer or registration fees for the registration of transfers of deposited Stock and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Stock or in the name of such person as a holder of Receipts may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Stock or holders of Receipts withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of Stock as of the date of the Deposit Agreement), and (d) expenses of the Depositary in connection with the conversion of foreign currency into dollars (which are paid out of such foreign currency) will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses.

          (11) Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consensus and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the record holder hereof for the time being


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as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of A receipt unless such holder is the owner thereof.

Dated:

                                              JPMORGAN CHASE BANK, as Depositary


                                              By
                                                 -------------------------------
                                                       Authorized Officer

          The address of the Depositary's Office is 1 Chase Manhattan Plaza, New York, New York 10081.


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


                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

          (12) Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if such cash is received in foreign currency and, if at the time of receipt thereof any foreign currency amounts may in its judgment be converted (at the official or other rate of exchange) on a reasonable basis into dollars available to the Depositary in New York City, and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the record holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, provided, however that the amount distributed on any Receipt will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes in respect of the Deposited Securities represented by such Receipt. If the Depositary shall determine that in its judgment any foreign currency amounts may not be converted on a reasonable basis into dollars available to it in New York City or if any approval or license of any government or agency thereof which may be required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency amounts received by the Depositary to the then record holders of Receipts or hold such foreign currency amounts for the respective accounts of such persons and distribute to them appropriate warrants or other instruments evidencing their rights to receive such amounts. If any distribution consists of a dividend in, or free distribution of, Stock, the Depositary may in its discretion upon prior consultation with and approval of the Company distribute to the record holders of outstanding Receipts entitled thereto, proportionately as aforesaid, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Stock received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Stock or American Depositary Shares represented by the aggregate of such fractions and distribute the net proceeds to the record holders of Receipts entitled thereto. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stock or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the holders, in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to paragraph (12) or in allowing such right to expire unexercised; provided that the Depositary shall, if requested by the Company, subject to the Deposit Agreement, take action as follows: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to paragraph (13) of Receipts evidencing American Depositary Shares representing such Deposited securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such holders; or (b) if at the time of issue of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to record holders of Receipts by the issue of warrants or


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


otherwise, or if and to the extent so instructed by record holders of Receipts who do not desire to exercise such rights, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to paragraph (12) or (c) if such rights may not lawfully or feasibly be offered to holders and if it is not practicable to sell such rights pursuant to clause (b), the Depositary shall allow such rights to expire unexercised. The Depositary will not offer such rights to holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause securities or property to be distributed to the holders on a record date fixed pursuant to paragraph (13) of Receipts evidencing American Depositary Shares representing such Deposited securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the holders of cash pursuant to paragraph (12).

          (13) Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, the Depositary will, subject to the provisions of the Deposit Agreement, fix a record date for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.

          (14) Voting Rights. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Stock or other Deposited Securities, the Depositary will, as soon as practicable thereafter, mail to the record holders of Receipts having the right to vote a notice which will contain
(a) such information as is contained in such notice of meeting or in the solicitation materials, if any, and (b) a statement that the record holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited securities represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph (14) if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a record holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Stock or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities.

          (15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts as in the case of a Stock dividend, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

          (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by holders of Receipts at its principal office and will mail to the principal office of the Securities and Exchange Commission, Washington, D.C., any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to record holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the transfer of Receipts which at all reasonable times will be open for inspection by the record holders of Receipts and the Company, provided that such inspection shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

          (17) Liability of the Company and Depositary. Neither the Depositary, its agents nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law or regulation of the United States or the United Mexican States or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its agents or the Company incur any liability to any holder hereof by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary, its agents nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary, its agents nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary, its agents nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information, or for any translation of any notice, report or other document made by a translator believed by it to be competent. The Depositary or the Company may rely and shall be protected in acting upon any written notice, request, direction, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Company will indemnify the Depositary against and hold it harmless from, any liability which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts,
(1) by the Company or any of its agents, or (2) by either the Depositary or its agents except for any liability arising out of the negligence or bad faith of the Depositary or it agents. The Depositary will indemnify the Company against, and hold it harmless from, any liability which may arise out of acts performed or omitted by the Depositary or its Custodian due to their negligence or bad faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof or of the Deposit Agreement.

          (18) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company and to the Trustee for the Debentures, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by written notice of such removal delivered to the Depositary and to the Trustee for the

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Debentures, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In the case of such resignation or removal, the Company shall, within thirty days after the delivery of the notice thereof, appoint a successor depositary. A substitute custodian may be appointed at any time as provided in the Deposit Agreement.

          (19) Termination of Deposit Agreement. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the Receipts by mailing notice of such termination to the record holders of all Receipts at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the Receipts, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the holders of Receipts entitled thereto which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the Receipts, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

          (20) Governing Law. This Receipt shall be interpreted and all rights hereunder and provisions hereof shall be governed by the laws of the State of New York. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of the United Mexican States.

          (21) Available Information. The company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the commission and located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and documents, and all reports and communications referred to in paragraph (16), shall be in English to the extent required under Rules 12b-12(d) or 12g3-2(b) under the Securities Exchange Act of 1934 or otherwise under such Act, and to the extent any such notice, report or communication has been translated by the Depositary.

          (22) Disclosure of Interest. The Company may from time to time request holders to provide information as to the capacity in which such holders own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each holder agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph (22). The Depositary agrees to comply with reasonable written instructions reasonably given by the Company requesting that the Depositary forward any such requests to the holders and to forward to the Company any such responses to such requests received by the Depositary.

          "(23) Offer by Tenaris S.A. or an Affiliate thereof. If at any time after May 31, 2003, Tenaris S.A., a company organized under the laws of Luxembourg, or any affiliate thereof (collectively, the "Offeror"), makes anywhere in the United Mexican States or the United States one or more public tender or exchange offers or any other public transaction aimed at acquiring all or part of the Company's American Depositary Shares (such offer or other transaction, an "Offer"), each holder of Receipts outstanding on the expiration date of the Offer as set forth in the prospectus or other offering materials for the Offer (such date, as extended in accordance with applicable law, the "Offer Expiration Date") will be deemed to have authorized and instructed the Depositary to accept the Offer on its behalf and to tender into the Offer any and all of such holder's American Depositary Shares, and, unless otherwise instructed by the Company, the Depositary shall, subject to applicable law and the terms of the Offer, so tender such American Depositary Shares on behalf of such holder without any notice to, or action on the part of, the holders of Receipts, the Company or any other person or entity. In no event shall the provisions of this Section 7.07 impair the right of the holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby in accordance with Section 2.05.

               If the Depositary receives, on behalf of the holders of Receipts, any securities pursuant to the Offer (the "Exchange Securities") and either (i) the Exchange Securities have not been registered under the Securities Act of 1933 or (ii) the Depositary has not received an opinion of U.S. counsel to the Offeror in form reasonably acceptable to the Depositary to the effect that the Exchange Securities may be offered and sold in the United States without such registration, each holder of Receipts will be deemed to have authorized and instructed the Depositary to sell the Exchange Securities and distribute the net proceeds to the holders of Receipts entitled thereto in such manner as the Depositary deems fit, including, without limitation, requiring each holder of Receipts to surrender its Receipt in order to receive the payment to which it may be entitled.

               If (x) the Exchange Securities have been registered under the Securities Act of 1933 or the Depositary has received an opinion of U.S. counsel to the Offeror in form reasonably acceptable to the Depositary to the effect that the Exchange Securities may be offered and sold in the United States without such registration, and (y) the Exchange Securities are eligible for deposit into an American depositary receipt facility of the Offeror (the "Offeror ADR Facility"), each holder of Receipts will be deemed to have authorized and instructed the Depositary to deposit the Exchange Securities into the Offeror ADR Facility and to instruct the depositary for the Offeror ADR Facility to execute and deliver to the Depositary American depositary shares representing such Exchange Securities to be issued under the Offeror ADR Facility (the "Offeror ADSs").

               Upon settlement of the Offer, after receipt by the Depositary of Offeror ADSs for the depositary for the Offeror ADR Facility, the Depositary will deliver Offeror ADSs to the holders of Receipts upon surrender of Receipts by such holders. It is hereby acknowledged that during the period beginning at the Offer Expiration Date until the time the Offeror ADSs are delivered to the Depositary pursuant to the settlement of the Offer, it will not be possible for the

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Depositary to deliver any Exchange Securities against surrender of Receipts.
Cash in lieu of fractional Offeror ADSs, if any, will subsequently delivered by the Depositary."